UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 29, 2002

IDEXX LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19271	01-0393723
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer Identification No.)
incorporation or organization)

One IDEXX Drive, Westbrook, Maine	04092
(Address of principal executive offices)	(Zip Code)

(207) 856-0300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 4.   Changes in Registrant's Certifying Accountant.

           Following review of proposals solicited from various accounting firms, effective March 29, 2002 the Company engaged PricewaterhouseCoopers LLP to act as the Company's independent auditor. During the Company's two most recent fiscal years and subsequent interim periods before engaging PricewaterhouseCoopers LLP, the Company did not consult PricewaterhouseCoopers LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any matter that was either the subject of a disagreement, or of a reportable event as defined in Regulation S-K Item 304(a)(1)(v).

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEXX LABORATORIES, INC.

Date: April 4, 2002	By: /s/ Merilee Raines______________
Merilee Raines
Vice President, Finance and
Treasurer (Principal Financial
and Accounting Officer)